EXHIBIT 10.1
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                                                                  Execution Copy
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THIS NOTE AND THE COMMON SHARES  ISSUABLE UPON  CONVERSION OF THIS NOTE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NESTOR, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
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     FOR  VALUE  RECEIVED,   NESTOR,  INC.,  400  Massasoit  Avenue  Suite  200,
Providence, Rhode Island 02914, a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to SILVER STAR PARTNERS I, LLC, Suite 300, The Professional Building, 2 Corpus Christi, Hilton Head Island, South Carolina 29938, a Delaware limited liability company (the "Holder"), or its registered assigns or successors in interest, on order, without demand, the sum of Two Million Dollars ($2,000,000), together with any accrued and unpaid interest and fees on January 15, 2004 (the "Maturity Date").

The following terms shall apply to this Note:


                                    ARTICLE I

                             INTEREST & AMORTIZATION

     1.1 Interest Rate. Interest payable on unpaid principal amount of this Note shall accrue at a rate of seven percent (7.00%) per annum (the "Contract Rate") until the Note is paid in full, commencing on the date hereof and shall be due and payable on the earlier of the Maturity Date, accelerated or otherwise, or the date of the prepayment in full hereof.

     1.2 Principal. The Borrower shall repay the principal on the Note in full on the Maturity Date. Borrower may prepay this Note, in whole or part, at any time prior to the Maturity Date.


                                   ARTICLE II

                            BORROWER PAYMENT OPTIONS

     2.1 Payment in Cash or Common Stock. Subject to the terms hereof, the Borrower has the sole option to elect whether to satisfy its payment obligations hereunder in either in cash or in shares of the common stock of Borrower, par value $.01 ("Common Stock"), or a combination of both. Upon any repayment of


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obligations  hereunder,  in whole or part,  Borrower shall deliver to the Holder written notice of such election and the specified payment in either cash or Common Stock, or a combination of both. If the Corporation repays all or a portion of its obligations hereunder in shares of Common Stock, the number of such shares to be issued for such repayment shall be the number determined by dividing (x) the portion of the repayment to be paid in shares of Common Stock, by (y) the Conversion Price, as hereinafter defined.

     2.2 Registration. Common Stock issued by Borrower in satisfaction of its obligations hereunder shall be "Registerable Securities" as that term is defined in that certain Investor Rights Agreement by and between Borrower and Holder dated as of January 15, 2003.

     2.3 Conversion Price. With respect to any repayment of Borrower's obligations hereunder in shares of Common Stock, the "Conversion Price" with respect to such repayment shall be equal to the price of the Common Shares issued to broker/dealers acting as underwriters or placement agents in the first registered public offering of such shares made by Borrowers after the date hereof or, if no such offering occurs before the Maturity Date, then the 20 day moving average closing price of the Common Stock during the Determination Period less a 20% discount; provided, however, that if after the date hereof and before the date of such repayment, the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event. As used in the foregoing sentence, the "Determination Period" shall mean the month of November 2003, if in the reasonable judgement of the Borrower, all material information relating to the Borrower has been publicly available during such period, and otherwise, the earliest 30 day period after November 1, 2003 during which, in the reasonable judgement of the Borrower, all material information about the Borrower has been publicly available.

     2.4 Due Issuance. The Borrower represents that upon issuance, any shares of Common Stock issued in satisfaction of Borrower's obligations hereunder shall be duly and validly issued, fully paid and non-assessable.


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                                   ARTICLE III

                                EVENTS OF DEFAULT

     Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days of written notice from Holder to Borrower (each period being a "Default Notice Period") of an Event of Default (as defined below). If during the Default Notice Period, Borrower cures the Event of Default (other than a payment default described in Section 3.1 below), the Event of Default will no longer exist and any rights Holder had pertaining to or arising from the Event of Default will no longer exist.

     The occurrence of any of the following events is an Event of Default ("Event of Default"):

     3.1 Failure to Pay Principal, Interest or other Fees. The Borrower fails to pay any installment of principal, interest or other fees hereon, when due and such failure continues for a period of fourteen (14) business days after the due date.

     3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days after written notice to the Borrower from the Holder.

     3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein shall be false or misleading and shall not be cured for a period of twenty (20) business days after written notice thereof is received by the Borrower from the Holder.

     3.4 Bankruptcy, Receiver or Trustee. Borrower shall (i) apply for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.



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     3.5 Judgments.  Any money judgment,  writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.


                           DEFAULT RELATED PROVISIONS

     3.6 Payment Grace Period. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.

     3.7 Conversion Privileges. The conversion right set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.



                                   ARTICLE IV

                                  MISCELLANEOUS

     4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by telephonically confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at its address as set forth on the first hereof, with a copy to Benjamin M. Alexander, Esq., Partridge Snow & Hahn, LLP, 180 South Main Street, Providence, RI, 02903, facsimile number (401) 861-8292 and to the Holder at its address set forth on the first page hereof, with a copy to David Levenson, Esq., 7947 Turncrest Drive, Potomac, Maryland 20854, facsimile number (301) 299-8093, or at such other addresses as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

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     4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder after written notice to Borrower.

     4.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Rhode Island, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Rhode Island or in the federal courts located in the state of Rhode Island. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

     4.6 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

     4.7 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

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         IN WITNESS WHEREOF, Borrower has caused this Convertible Note to be signed in its name effective as of this 15 day of October, 2003.

                                            NESTOR, INC.


                                            By:    /S/ Nigel P. Hebborn
                                               --------------------------------
                                                   Nigel P. Hebborn, EVP & CFO


WITNESS:



/s/ Mary Ann Branin
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Mary Ann Branin, Executive Assistant



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